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                                                                    EXHIBIT 4.13


                              CERTIFICATE OF TRUST

                                       OF

                         W. R. BERKLEY CAPITAL TRUST II

     This Certificate of Trust of W. R. Berkley Capital Trust II (the "Trust"), dated as of March ___, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C.ss. 3801, et seq.).

     1. Name. The name of the business trust formed hereby is "W. R. Berkley Capital Trust II".

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The
Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Department.

     3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of the State of the State of Delaware.



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     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                          THE BANK OF NEW YORK,
                          as Property Trustee

                          By: /s/ Geovanni Barris
                              --------------------------------------------
                               Name: Geovanni Barris
                               Title:   Vice President

                          THE BANK OF NEW YORK (DELAWARE),
                          as Delaware Trustee

                          By: /s/ Michael Santino
                             ---------------------------------------------
                               Name: Michael Santino
                               Title:   Senior Vice President

                          Administrative Trustee

                          /s/ Ira S. Lederman
                          ------------------------------------------------
                          Ira S. Lederman, not in his individual capacity but solely as trustee of the Trust


                          Administrative Trustee

                         /s/ Eugene G. Ballard
                         -------------------------------------------------
                         Eugene G. Ballard, not in his
                         individual capacity but solely as
                         trustee of the Trust